Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

ZADAXIN® Leads Continued Growth of Core Business in 2016

FOSTER CITY, CA – August 9, 2016 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported financial results for the quarter ended June 30, 2016.

•	Revenues: In the second quarter of 2016, SciClone reported revenues of $39.0 million, compared to $37.9 million for the same period in 2015.
•	GAAP Diluted EPS: In the second quarter of 2016, SciClone reported GAAP diluted net earnings per share of $0.12, compared to GAAP diluted net loss per share of $0.08 for the same period in 2015.
•	Non-GAAP Diluted EPS: In the second quarter of 2016, SciClone reported non-GAAP diluted net earnings per share of $0.20, compared to $0.26 for the same period in 2015.

Revenues in the second quarter of 2016 were $39.0 million, a $1.1 million or 3% increase, compared to $37.9 million for the same period in 2015. ZADAXIN® revenues were $36.5 million in the second quarter of 2016, a $1.0 million or 3% increase, compared to $35.5 million for the same period in 2015. Promotion services revenues were $1.1 million for the second quarter of 2016, a $0.4 million or 51% increase, compared to $0.7 million in the same period in 2015. For the six months ended June 30, 2016, revenues were $75.5 million, compared to $71.5 million for the same period last year.

On a GAAP basis, SciClone reported net income in the second quarter of 2016 of $6.3 million, or $0.13 and $0.12 per share on a basic and diluted basis, respectively, compared to a net loss of $4.0 million, or $0.08 per share on both a basic and diluted basis for the same period in 2015. SciClone’s net income for the six months ended June 30, 2016 was $14.2 million, compared with net income of $4.9 million for the same period in the prior year, or $0.29 and $0.27 per share on a basic and diluted basis, respectively, for the six months ended June 30, 2016, compared with $0.10 and $0.09 per share on a basic and diluted basis, respectively, for the same period in 2015.

SciClone’s non-GAAP net income in the second quarter of 2016 was $10.7 million, or $0.21 and $0.20 per share on a basic and diluted basis, respectively, compared with non-GAAP net income of $13.5 million, or $0.27 and $0.26 per share on a basic and diluted basis, respectively, for the same period last year. SciClone’s non-GAAP net income for the six months ended June 30, 2016 was $20.4 million, compared with non-GAAP net income of $23.3 million for the same period in the prior year, or $0.41 and $0.39 per share on a basic and diluted basis, respectively, for the six months ended June 30, 2016, compared with non-GAAP net income of $0.47 and $0.44 on a basic and diluted basis, respectively, for the same period in 2015.

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer commented: “We are pleased with our performance in the second quarter and year to date, which is in line with our expectations and reflects the value and continued growth potential of our core business, led by ZADAXIN. In 2016, we expect our growth to continue at a rate that reflects both the challenges and opportunities in the evolving China pharmaceuticals market, including provincial pressures on drug pricing which, though slower to be implemented than anticipated, are likely to affect the whole sector over time. We have confidence in our ability to implement innovative commercial strategies designed to address and offset these challenges, and to continue to grow our business. In addition, we continue to believe that the overall reform movement in China represents opportunities for SciClone to grow our marketed product portfolio and to advance our development pipeline of high quality, differentiated medicines.

As previously announced, our Board is no longer continuing active discussions with potential acquirers, which were undertaken as part of our strategic review process, and we plan to remain an independent publicly traded company at this time as we continue to execute on our strategic growth plan for our core commercial business. We are confident that the outcome of this process to date is in the best interests of our stockholders and other stakeholders. Given our company’s meaningful growth potential, we believe that we can best take advantages of the opportunities, and meet the challenges, of the China pharma market by continuing to execute on our strategies to grow our business.”

For the second quarter of 2016, sales and marketing (S&M) expenses were $14.4 million, compared with $13.3 million for the same period in 2015. The increase in S&M for the second quarter of 2016, compared to the same period in 2015, primarily related to increases in sales and marketing efforts for ZADAXIN. For the six months ended June 30, 2016, S&M expenses were $26.8 million, compared with $24.7 million, for the same period last year.

For the second quarter of 2016, research and development (R&D) expenses were $4.8 million, compared with $6.6 million of R&D expenses for the same period of 2015. For the second quarter of 2016 and 2015, we recorded $2.0 million and $5.5 million, respectively, related to in-license arrangements with certain licensees and $2.8 million and $1.1 million, respectively, related to R&D expenses for clinical and preclinical R&D activities with certain licensees. For the six months ended June 30, 2016, R&D expenses were $6.2 million, compared with $7.7 million, for the same period last year.

For the second quarter of 2016, general and administrative (G&A) expenses were $8.1 million, compared with $6.4 million for the same period in 2015. G&A was higher for the second quarter of 2016, compared to the same period of 2015, related to higher professional costs primarily in connection with the Company’s strategic review. In addition, during the second quarter of 2015, the Company recorded a $0.4 million credit to bad debt expense for collection of accounts receivable from a particular customer that had been fully reserved prior to 2015, that did not recur in the corresponding 2016 period. For the six months ended June 30, 2016, G&A expenses were $15.6 million, compared with $13.5 million, for the same period last year.

For the second quarter of 2016, SciClone’s income tax benefit was $0.4 million, compared with an income tax benefit of $0.5 million for the same period in 2015. For the six months ended June 30, 2016, tax provision expense was $1.6 million, compared with $24,000, for the same period last year.

As of June 30, 2016, cash and cash equivalents totaled $117.6 million, compared to $101.4 million as of December 31, 2015, excluding the $12.8 million of restricted cash held in escrow as of December 31, 2015 for the SEC settlement which was released and paid in February 2016.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying table titled “Reconciliation of GAAP to Non-GAAP Net Income” except that for the non-GAAP EPS referenced in “Outlook for 2016” below, the Company is unable to provide a quantitative reconciliation of its forward-looking estimate of non-GAAP EPS to a forward-looking estimate of GAAP EPS because certain information needed to make a reasonable forward-looking estimate of GAAP EPS for the full fiscal year 2016 is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of the Company's control, for example, milestone payments.

Outlook for 2016

SciClone projects its 2016 revenue to be in the range of $158 million to $163 million and expects that non-GAAP earnings per share on a fully diluted basis to be in the range of $0.70 to $0.74 for the year.

Conference Call Today

SciClone is hosting a conference call today at 4:30 pm ET (1:30 pm PT) to provide a financial update. The call will be hosted by Friedhelm Blobel, Ph.D., President and Chief Executive Officer, and Wilson W. Cheung, Senior Vice President and Chief Financial Officer.

LIVE CALL:	877.674.6420 (US/Canada)
920.663.6281
Passcode: 35234036

The conference call will contain forward-looking statements. Interested parties who wish to listen to the webcast should visit the Investor Relations section of SciClone's website at www.sciclone.com. The information provided on the teleconference is accurate only at the time of the conference call, and SciClone will take no responsibility for providing updated information except as required by law.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as an immune system enhancer, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the Company's long-term growth, including DC Bead®, a novel treatment for liver cancer now approved in China, and several other products in late stage development in China. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected future events and SciClone’s financial results and expectations, including, without limitation, statements regarding SciClone’s business strategy, growth and progress as a stand-alone US-based, China-focused, publicly traded company, statements regarding the evaluation of other potential opportunities and statements under the caption “Outlook for 2016” set forth above.  Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including future pricing decisions by authorities in China; the dependence of SciClone’s sales of ZADAXIN in China; SciClone’s ability to execute on its goals in China and on its objectives for earnings and revenue in fiscal 2016; SciClone’s ability to implement and maintain controls over its financial reporting;  the dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; operating an international business, including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Please also refer to other risks and uncertainties described in SciClone's filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2016	2015	2016	2015
Revenues:
Product sales, net	$37,869	$37,202	$73,189	$70,370
Promotion services	1,122	744	2,301	1,144
Total net revenues	38,991	37,946	75,490	71,514
Operating expenses:
Cost of product sales	5,712	5,681	11,525	10,278
Sales and marketing	14,432	13,317	26,784	24,673
Research and development	4,765	6,581	6,232	7,669
General and administrative	8,129	6,424	15,572	13,468
SEC settlement expense	—	10,800	—	10,800
Total operating expenses	33,038	42,803	60,113	66,888
Income (loss) from operations	5,953	(4,857)	15,377	4,626
Non-operating income (expense):
Interest and investment income	263	250	522	362
Other income (expense), net	(249)	39	(121)	(24)
Income before provision (benefit) for income tax	5,967	(4,568)	15,778	4,964
Provision (benefit) for income tax	(371)	(546)	1,576	24
Net income (loss)	$6,338	$(4,022)	$14,202	$4,940

Basic net income (loss) per share	$0.13	$(0.08)	$0.29	$0.10
Diluted net income (loss) per share	$0.12	$(0.08)	$0.27	$0.09

Basic shares outstanding	49,897	49,929	49,743	49,947
Diluted shares outstanding	52,819	49,929	52,405	52,426

SCICLONE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2016	2015	2016	2015
GAAP net income (loss)	$6,338	$(4,022)	$14,202	$4,940
Non-GAAP adjustments:
Employee stock-based compensation	1,176	1,270	2,469	2,076
In-license upfront costs	2,005	5,500	2,005	5,500
SEC settlement expense	—	10,800	—	10,800
Strategic review expense	1,169	—	1,716	—
Non-GAAP net income	$10,688	$13,548	$20,392	$23,316

Non-GAAP basic net income per share	$0.21	$0.27	$0.41	$0.47
Non-GAAP diluted net income per share	$0.20	$0.26	$0.39	$0.44

Weighted average shares used in computing
Non-GAAP basic net income per share	49,897	49,929	49,743	49,947
Non-GAAP diluted net income per share	52,819	52,552	52,405	52,426

SciClone management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an on-going basis and internally for operations, budgeting and financial planning purposes. SciClone believes the non-GAAP information is useful for investors by offering them the ability to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that affect SciClone. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

SciClone’s non-GAAP financial measures exclude the following items from GAAP net income (loss) and net income per share:

•	Employee stock-based compensation. The effects of non-cash employee stock-based compensation.
•

In-license upfront costs. SciClone recorded $2.0 million and $5.5 million to R&D expense related to upfront payments incurred under licensing agreements established in the second quarter of 2016 and 2015, respectively.

•	SEC settlement expense. The Company recorded additional expense in 2015 related to its settlement with the SEC.
•	Strategic review expense. The effects of costs incurred related to the Company’s strategic review for the purpose of maximizing shareholder value.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(in thousands)

75

	June 30,	December 31,
	2016	2015
Cash and cash equivalents	$117,609	$101,403
Restricted cash	—	12,826
Accounts receivable, net	35,414	39,363
Inventories	11,269	10,976
Goodwill	32,251	32,979
Total assets	214,520	216,619
Total current liabilities	21,397	36,820
Total shareholders' equity	193,009	179,712